EXHIBIT 10.1

COCA-COLA ENTERPRISES, INC.

Amendment to the Employment Agreement of John F. Brock
(Effective November 1, 2013)

This Amendment to the September 10, 2012, Employment Agreement of John F. Brock, to be effective November 1, 2013, between Coca-Cola Enterprises, Inc., a Delaware corporation (the “Company”) and John F. Brock (the “Executive”).

WHEREAS, the Company and the Executive (collectively, the “Parties”) entered into an Employment Agreement on September 10, 2012, (the “2012 Agreement”); and

WHEREAS, the Parties wish to amend certain provisions of the 2012 Agreement to reflect the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Parties agree that the 2012 Agreement shall be amended, as follows:

1.Section 1 (Employment; Employment Term) shall be amended by replacing the second sentence with the following:

“The term of employment under this Agreement shall expire on December 29, 2015 (the “Term”); provided that the term of this Agreement may be extended by mutual written agreement between the Executive and the Company.”

2.Section 6 (Long-Term Incentive Awards) shall be amended by adding the following paragraph to the end of the provision:

“The Executive shall also receive an annual LTI Award for 2014 with the same value as the 2013 LTI Award, provided that the Executive is employed by the Company at the time such award is to be granted. The terms and vesting periods of each type of LTI Award shall be comparable to the terms and vesting periods applicable to each such type under the 2013 LTI Award, as described in the immediately preceding paragraphs.”

3.Section 10 (Payments upon Termination of Employment) shall be amended by adding the following sentence as the new fourth sentence to subsection (a) (Voluntary Termination by the Executive):

“Further, if the Executive’s termination of employment occurs on or after the first day of November following the grant of the 2014 equity award, the consulting services credited under Section 6, above, shall be included for purposes of satisfying the service-vesting requirements of such awards.”

EXHIBIT 10.1

4.Section 10 (b) (Termination by the Company for Reasons Other than for Cause) shall be amended by inserting reference to the 2014 LTIP Award following each reference to the 2013 LTI Award within each sentence of the third full paragraph of such section.

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Amendment to the 2012 Agreement as of the dates indicated below.

COCA-COLA ENTERPRISES, INC.

By: /s/ Pamela O. Kimmet            Date:10/22/2013
Pamela O. Kimmet
Senior Vice President, Human Resources

JOHN F. BROCK

/s/ John F. Brock
Date:10/22/2013

2